[Graphic omitted] PIONEER FINANCIAL SERVICES, INC.            OFFER TO PURCHASE
                  --------------------------------
                          - Since 1932 -
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I hereby offer to purchase an Investment Note of Pioneer Financial Services,
Inc. ("PFS") in the amount, for the term and with the interest rate indicated below.

Amount $______________ to mature in  months and at the interest rate of ___%.

Interest to be:    [ ] Compounded  [ ] Paid Yearly  [ ]  Paid Monthly (Only
                       Annually                          amounts of $10,000 or
                                                         more, interest rate
                                                         reduced by 1/2 percent)
Note will be held in an IRA: [_]  Yes   [_]  No

If "yes" please circle the type of IRA:   Traditional   Roth   SEP   Educational

I understand that PFS may accept this offer, in whole or in part, or may reject this offer without notice, in whole or in part, with or without cause. In the event my offer is not accepted, I understand that PFS will promptly refund my funds, without deduction of any costs and without interest.

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As an issuer of Notes we are required to determine the suitability of an investment for each investor. Please answer the following questions:

1.      Describe your investment objectives:
        (Check at least one)
        [_] Capital preservation  [_] Income   [_] Growth  [_] Aggressive growth

2.      Estimate your investment experience & knowledge:
        (Check at least one)
        [_] Excellent             [_] Good     [_] Limited [_] None

3. Is your gross income at least $45,000 per year and your net worth (Excluding home, home furnishings and automobiles) at least $45,000?
        [_] Yes                   [_] No

4.      If you answered NO to #3 above, is your net worth
        (Excluding home, home furnishings and automobiles) at least $150,000?
        [_] Yes                   [_] No

5. Is the amount you are considering investing with PFS in excess of 10% of your liquid net worth?
        (This would include any Notes issued by PFS.)
        [_] Yes                   [_] No
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By signing this Offer to Purchase I acknowledge that I have received the current copy of the prospectus, including the prospectus supplement, relating to the Investment Notes and that I have read and understand the contents thereof. I also acknowledge that I have read this Offer to Purchase and I attest to the accuracy of the information provided above.

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SECURITY     Please issue the Investment  Notes
ISSUED TO:   in  the  name(s)  below  as  joint
             tenants     with     rights     of     Date: ______________________
             survivorship  (JTWROS)  and not as
             tenants  in  common.  Registration     Investor Signature: ________
             may be changed before  maturity at
             the  direction  of any  one  joint     Telephone Number:___________
             tenant   in   possession   of  the
             certificate and Pioneer  Financial
             Services    can    rely   on   the
             direction  of any one joint tenant
             without liability.
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[_]  First Name    Middle Initial    Last Name


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[_]  First Name    Middle Initial    Last Name


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[_]  First Name    Middle Initial    Last Name             OFFICE USE ONLY

                                                    CERT. No. ______ AMT. $_____
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                                                    Sales Approval _____________

------------------------------------------------    Investment Start Date_______
Mailing Address

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City/State                          Zip

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Write Soc. Sec. Or
Federal ID No. at
right. Check proper
box above for person
whose number is
furnished. Interest
will be reported to the
IRS under this number.
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                             Make Checks Payable To:
          PIONEER FINANCIAL SERVICES, INC., 4700 Belleview, Suite 300,
                             Kansas City, MO 64112